UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
UNDER
THE SECURITIES ACT OF 1933

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LA JOLLA PHARMACEUTICAL COMPANY
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LA JOLLA PHARMACEUTICAL COMPANY
4660 La Jolla Village Drive, Suite 1070
San Diego, CA 92122

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On August 27, 2014

You are cordially invited to attend the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of La Jolla Pharmaceutical Company (the “Company”). The meeting will be held at our offices, located at 4660 La Jolla Village Drive, Suite 1070, San Diego, California, 92122, on August 27, 2014 at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect up to six directors to serve until the Company’s 2015 Annual Meeting of Shareholders;

2.	To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve an amendment to the Company’s Articles of Incorporation to reduce the number of shares of common stock authorized for issuance;

4.	To approve an amendment to the Company’s Articles of Incorporation to increase the size of the Board of Directors to a range of four to seven directors;

5.	To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; and

6.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on July 18, 2014 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company’s Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its shareholders. Therefore, the Company’s Board of Directors has approved each proposal and recommends that you vote FOR each nominee and each proposal described in the proxy statement. It is important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Accordingly, the Company urges you to vote promptly by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by voting via telephone or the Internet as instructed in these materials. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted at the meeting.

By the Order of the Board of Directors,

/s/   George F. Tidmarsh

George Tidmarsh, M.D., Ph.D.
Chief Executive Officer

San Diego, California
July 29, 2014

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or follow the instructions on the enclosed proxy card to vote via telephone or the Internet. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, fiduciary or custodian, and you wish to vote at the meeting, you must obtain a proxy card issued in your name from that intermediary. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy, to constitute a quorum.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
August 27, 2014 at 10:00 a.m., local time

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) for use at the Annual Meeting of Shareholders, to be held on August 27, 2014, at 10:00 a.m., local time, or at any other time following adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at our offices, located at 4660 La Jolla Village Drive, Suite 1070, San Diego, California, 92122. This proxy statement is being mailed to our shareholders on or about July 29, 2014.

Only shareholders of record at the close of business on July 18, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 9,838,298 shares of common stock, par value $0.0001 per share (the “Common Stock”) were issued and outstanding, held by eight holders of record. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting; shareholders will not be entitled to cumulate votes in the election of directors. Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy, to constitute a quorum.

Our Board has selected George Tidmarsh, M.D., Ph.D. and Chester Zygmont, III to serve as proxies at the Annual Meeting. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy.

If you sign your proxy card without giving specific instructions, the Company will vote your shares “FOR” the proposals and nominees set forth in this proxy statement. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the Annual Meeting; we currently know of no other business to be presented.

Any proxy given may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you have not voted through your broker, fiduciary or custodian, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy, or you may submit new proxy instructions via telephone or the Internet. Third, you may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. If you have instructed a broker, fiduciary or custodian to vote your shares, you must follow the directions you receive from your broker, fiduciary or custodian to change your vote. Your last vote will be the vote that is counted.

We will provide copies of this proxy statement and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Q.	Why am I receiving these proxy materials?

A.
You are receiving these proxy materials from us because you were a shareholder at the close of business on the Record Date. As a shareholder on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the items of business described in this proxy statement.

Q.	How many shares must be present to conduct business?

A.
A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy, to constitute a quorum. A quorum is required to conduct business at the meeting.

Q.	What will be voted on at the Annual Meeting?

A.	The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	To elect up to six directors to serve until the Company’s 2015 Annual Meeting of Shareholders;

2.	To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve an amendment to the Company’s Articles of Incorporation to reduce the number of shares of Common Stock authorized for issuance;

4.	To approve an amendment to the Company’s Articles of Incorporation to increase the size of the Board to a range of four to seven directors;

5.	To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; and

6.	To transact any other business that may properly come before the shareholders at the Annual Meeting.

Q.	How does the Board recommend that I vote?

A.
The Board recommends that you vote your shares “FOR” each director nominee, ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, the amendment of the Company’s Articles of Incorporation to reduce the number of shares of Common Stock authorized for issuance, the amendment of the Company’s Articles of Incorporation to increase the size of the Board and the amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.

Q.	What shares can I vote at the Annual Meeting?

A.
You may vote all shares of Common Stock owned by you as of the Record Date, including: (1) shares held directly in your name as the shareholder of record; and (2) shares held for you as the beneficial owner through a brokerage firm, fiduciary or custodian.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.
Most of our shareholders hold their shares of Common Stock through a broker, fiduciary or custodian rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet. We have enclosed a proxy card for you to use, which also contains instructions on how to vote via telephone or the Internet.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that organization, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, fiduciary or custodian how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, fiduciary or custodian that holds your shares, giving you the right to vote the shares at the meeting. Your broker, fiduciary or custodian has enclosed or provided voting instructions for you to use in directing the broker, fiduciary or custodian how to vote your shares.

Q.	How can I vote my shares without attending the Annual Meeting?

A.
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders of record of our Common Stock may vote by proxy using the enclosed proxy card, or vote via telephone or the Internet. Shareholders who hold shares beneficially in street name may cause their shares to be voted by proxy using the proxy card provided by the broker, fiduciary or custodian and mailing them in the accompanying postage-prepaid envelope or vote via telephone or the Internet.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, fiduciary or custodian that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions, as described above, so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Q.	Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q.	How are votes counted?

A.
If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the nominees identified herein, “FOR” proposals 2, 3, 4 and 5 and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

Q.	What is a “broker non-vote”?

A.
A broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker, fiduciary or custodian holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, fiduciary or custodian holding the shares. If the beneficial owner does not provide voting instructions, the broker, fiduciary or custodian can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, dissolutions or other shareholder proposals. Your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a shareholder.

Broker non-votes will have no effect on proposal 1. Broker non-votes have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting with respect to proposals 2 and 5. Approval of proposals 2 and 5 requires the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore broker non-votes could prevent the approval of these proposals because they do not count as affirmative votes. Broker non-votes will have the same effect as a negative vote with respect to proposals 3 and 4.

Q.	How are abstentions counted?

A.
If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining the presence of a quorum, but they will not be voted on any matter at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.

With regard to ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting, but could prevent the approval of this proposal because they do not count as affirmative votes.

With regard to approval of the amendments to the Company’s Articles of Incorporation to reduce the number of shares of Common Stock authorized for issuance and increase the size of the Board, the affirmative vote of a majority of the outstanding shares entitled to vote is required for approval. Because abstentions are considered “entitled to vote” under California law, abstentions will have the same effect as a negative vote on these proposals.

With regard to approval of the amendment to the 2013 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder, abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting, but could prevent the approval of this proposal because they do not count as affirmative votes.

Q.	What should I do if I receive more than one proxy?

A.
You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q.	Who is soliciting my vote and who is paying the costs?

A.
Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.

Q.	How can I find out the results of the voting?

A.	We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q.	Whom should I contact if I have questions?

A.	If you have any additional questions about the Annual Meeting or the proposals presented in this proxy statement, you should contact:

George Tidmarsh, M.D., Ph.D.
President, Chief Executive Officer and Secretary
La Jolla Pharmaceutical Company
4660 La Jolla Village Drive, Suite 1070
San Diego, CA 92122
(858) 207-4264

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors

We currently have five directors: George Tidmarsh, M.D., Ph.D., Saiid Zarrabian, Laura Douglass, Craig Johnson and Robert Rosen. All five incumbent directors have been nominated for reelection at the Annual Meeting, as well as a sixth director nominee, Kevin Tang, who will only be elected if Proposal No. 4 is approved, which will increase the authorized size of the Board from a range of three to five to a range of four to seven. Directors elected at the Annual Meeting will hold office until the 2015 Annual Meeting of Shareholders, and in each case, until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal or other cause in accordance with our Articles of Incorporation. All of the director nominees have indicated their willingness to serve, if elected. Ms. Douglass and Mr. Johnson were elected as directors by Board action in 2013 and were initially identified as director candidates by Mr. Zarrabian; Mr. Rosen was elected as a director by Board action in 2014 and was initially identified as a director candidate by Mr. Johnson.

Unless authority to vote for either of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR all nominees. In the event that any nominee for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the Board may propose. Alternatively, the Board may elect to reduce the size of the Board within the range authorized under the Articles of Incorporation.

The biographies of the director nominees and their ages as of July 1, 2014 are set forth below.

Nominees for Director

The people listed below are nominated for election to the Board, to serve a one-year term ending at the 2015 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Our Board recommends that you vote FOR the following nominees:

Name	Age	Position
George Tidmarsh, M.D., Ph.D.	54	President, Chief Executive Officer, Secretary and Director
Saiid Zarrabian	61	Director, Chairman of the Board
Laura Douglass	49	Director
Craig Johnson	52	Director
Robert Rosen	58	Director
Kevin Tang	47	Director Nominee

If Mr. Tang is elected as a director of the Board, we anticipate that the Board will appoint him as Chairman of the Board.

The biographies of our director nominees appear below.

George Tidmarsh, M.D., Ph.D. has been President, Chief Executive Officer, Secretary and a Director of the Company since January 2012. Prior to joining the Company, Dr. Tidmarsh was the Chief Executive Officer of Solana Therapeutics, Inc. since August 2011. Dr. Tidmarsh served as Senior Vice President and Chief Scientific Officer of Spectrum Pharmaceuticals, Inc. from July 2010 to July 2011. He has been an Associate Professor of Neonatology at the Stanford University School of Medicine since October 2010, founded and was the Chief Executive Officer of Metronome Therapeutics, Inc. from March 2006 to July 2010 and founded and was the Chief Executive Officer of Horizon Pharma, Inc. from September 2005 to July 2008. Dr. Tidmarsh currently serves on the board of directors of the Citizens Oncology Foundation, a non-profit organization. Dr. Tidmarsh received his M.D. and Ph.D. from Stanford University, where he also completed fellowship training in Pediatric Oncology and remains a Consulting Professor of Pediatrics and Neonatology. The Board has concluded that Dr. Tidmarsh should serve on our Board based on his positions as President and Chief Executive Officer of the Company, as well as his substantial experience in the pharmaceutical industry.

Saiid Zarrabian has been a Director of the Company since January 2012 and became Chairman in November 2013. Mr. Zarrabian has over 36 years of operational experience in the biotechnology, pharmaceutical, informatics, software and instrumentation/hardware industries. From 2012 to 2013, he served as President of the Protein Production Division and Senior Vice President of Intrexon, Inc., a synthetic biology company that went public in August 2013. Previously, he served as President and Chief Executive Officer of Cyntellect, Inc., a stem cell processing and visualization instrumentation Company from 2010 to 2012. Prior to Cyntellect, Mr. Zarrabian served as President and Chief Operating Officer of Senomyx, Inc., a public biotechnology company focused on the discovery and commercialization of new flavor ingredients, as Chief Operating Officer of publicly held Pharmacopeia, Inc., a leading provider of combinatorial chemistry discovery services and compounds, and as President and Chief Operating Officer of Molecular Simulations, Inc., a company providing software, databases and custom services for the pharmaceutical and chemical industries. Mr. Zarrabian has also performed executive consulting services for a variety of small to mid-sized companies including BioBlocks, Inc., eMolecules, Inc., Invitrogen Corporation and SciTegic, Inc., where he served as executive consultant and acting Chief Operating Officer until the company was acquired by Accelrys, Inc. Mr. Zarrabian has previously served on the boards of Penwest Pharmaceuticals Co, a pharmaceutical company focused on treatments for chronic pain, which was acquired by Endo Pharmaceuticals, Inc., eMolecules, Inc., a privately held chemistry eCommerce portal, Exemplar Pharma, LLC, a drug delivery company, which was acquired by Allergan, Inc., and Ambit Biosciences Corporation, which became a publicly traded company in early 2013. The Board has determined that Mr. Zarrabian should serve on our Board in light of his substantial experience in the pharmaceutical industry.

Laura Douglass has been a Director of the Company since October 2013 and serves as the President and Chief Executive Officer of Next Generation Clinical Research Consulting, Inc., a contract research organization that Ms. Douglass founded in 1999. Ms. Douglass is also a founder and member of the board of directors of SB Bancorp, Inc., a financial holding company, and Settlers Bank, Inc., a Wisconsin chartered business bank. In addition, Ms. Douglass is a member of the board of directors of Agrace HospiceCare. Ms. Douglass holds a nursing degree from the University of the State of New York-Albany. The Board has concluded that Ms. Douglass should serve on our Board based on her substantial experience in clinical drug development and due to the fact that she is currently President and Chief Executive Officer of Next Generation Clinical Research Consulting, Inc.

Craig Johnson has been a Director of the Company since October 2013 and currently serves on the board of directors of three other biopharmaceutical companies: Mirati Therapeutics, Inc., a biopharmaceutical company, Heron Therapeutics, Inc., a pharmaceutical company developing treatments for cancer and pain, and Adamis Pharmaceuticals Corporation, a pharmaceutical company. Mr. Johnson also served as a past director of Ardea Biosciences, Inc. a biotechnology company that was acquired by AstraZeneca PLC in June 2012. In addition to his board service, Mr. Johnson has served as an advisor to Daisas Medical, LLC, a health services company, since 2012. From 2011 to 2012, Mr. Johnson served as Chief Financial Officer of PURE Bioscience, Inc., a biotechnology company. From 2010 to 2011, Mr. Johnson served as Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc., a pharmaceutical company. Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc., a biopharmaceutical company, from 2004 until its sale to Raptor Pharmaceuticals Corp. in 2009, and then as vice president for a wholly-owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. Earlier in Mr. Johnson’s career he practiced as a CPA with Price Waterhouse. Mr. Johnson received his B.B.A. degree in accounting from the University of Michigan - Dearborn. The Board has concluded that Mr. Johnson should serve on our Board based on his substantial experience in financial management roles in pharmaceutical companies.

Robert Rosen was named as a Director of the Company in July 2014. Mr. Rosen has served as President of Heron Therapeutics, Inc., a pharmaceutical company developing treatments for cancer and pain, since May 2013 and served as Senior Vice President and Chief Commercial Officer of Heron since October 2012. From March 2012 to October 2012, Mr. Rosen served as Managing Partner of Scotia Nordic LLC, a life sciences advisory firm. From April 2011 to March 2012, Mr. Rosen served as Senior Vice President of Global Commercial Operations at Dendreon Corporation, a biotechnology company. From 2005 to 2011, he served as Global Head of Oncology at Bayer HealthCare Pharmaceuticals, where he was responsible for the development of the oncology business unit for regions that included the Americas, Europe, Japan and Asia Pacific. During his tenure at Bayer, he led the launch of Nexavar® (sorafenib) for the treatment of renal cell carcinoma and hepatocellular carcinoma. From 2002 to 2005, Mr. Rosen was Vice President of the Oncology Business Unit at Sanofi-Synthèlabo, where he was responsible for the development of Sanofi’s U.S. oncology business and the launch of Eloxatin® (oxaliplatin) for colon cancer. Mr. Rosen received his B.S. degree in pharmacy from Northeastern University. Mr. Rosen’s qualifications to serve on the Board include his extensive drug development and commercialization experience with other biotechnology and pharmaceutical companies.

Kevin Tang, a Director Nominee of the Company, is the Managing Director of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. Entities managed by Tang Capital Management, LLC hold a significant ownership position in the Company. Prior to starting Tang Capital, from 1993 to 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Since 2009, Mr. Tang has been a Director of Heron Therapeutics, Inc., a pharmaceutical company developing treatments for cancer and pain, and currently serves as the Chairman of its Board of Directors. In 2006, Mr. Tang founded Ardea Biosciences, Inc., a pharmaceutical company focused on treatments for inflammatory diseases and cancer. Mr. Tang served as a Director of Ardea from its inception through its sale to AstraZeneca PLC in June 2012. From June 2009 through its sale to Endo Pharmaceuticals, Inc. in September 2010, he served as a Director of Penwest Pharmaceuticals Co., a pharmaceutical company focused on treatments for chronic pain and, from, July 2010, served as the Chairman of its Board of Directors. From 2001 to 2008, Mr. Tang served as a Director of Trimeris, Inc., which developed and commercialized one of the first major breakthroughs in the treatment of HIV infection. Mr. Tang’s qualifications to serve on our Board include his experience as a director of numerous biotechnology companies and his experience as a Managing Director of funds specializing in the area of life sciences.

Vote Required

If Proposal No. 4 is not approved, the five director nominees (excluding Mr. Tang) who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as directors. If Proposal No. 4 is approved, then the six director nominees (including Mr. Tang) who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast. Proxies solicited by the Board will be voted for all nominees unless you specify otherwise in your proxy.

Your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a shareholder.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the nominees identified above.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Squar Milner has served as our independent registered public accounting firm since January 2013 and commenced auditing our financial statements for the year ended December 31, 2012.

The selection of our independent registered public accounting firm is not required to be submitted for shareholder approval. Nonetheless, the Board is seeking ratification of its selection of Squar Milner as a matter of further involving our shareholders in our corporate affairs. If the shareholders do not ratify this selection, the Board will reconsider its selection of Squar Milner and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

Change in Independent Registered Public Accounting Firm

On January 8, 2013, the Board approved the engagement of Squar Milner as the Company’s independent registered public accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2012. Also on January 8, 2013 the Board dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accountant.

The reports of BDO on the Company’s financial statements, as of and for the fiscal years ended December 31, 2011 and December 31, 2010, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that each of these reports contained an explanatory paragraph expressing substantial doubt as to the company’s ability to continue as a going concern, as a result of recurring losses and a large accumulated deficit.

During the fiscal years ended December 31, 2012, 2011 and 2010, and from January 1, 2013 through January 8, 2013: (1) the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, for which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports; and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2012, 2011 and 2010, and from January 1, 2013 through January 8, 2013, the Company did not consult with Squar Milner regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter or reportable event set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Auditor Fees

A summary of the fees paid to Squar Milner and BDO in each of 2013 and 2012 is set forth below under the caption, “Audit Fees.”

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting, but could prevent the approval of this proposal because they do not count as affirmative votes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3: REDUCTION IN AUTHORIZED COMMON STOCK

Proposal

Our Articles of Incorporation currently authorize the issuance of up to 12 billion shares of Common Stock, as well as 8 million shares of preferred stock. If approved, this proposal would amend our Articles of Incorporation to reduce the authorized shares of Common Stock to 100 million shares and leave the number of authorized shares of preferred stock unchanged, thereby bringing our capital structure better in line with peer companies. This proposal will have no impact on our currently outstanding shares.

If this Proposal No. 3 is approved, Article IV(a) of our Articles of Incorporation will be amended and restated in its entirety to read as follows:

ARTICLE IV - CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 108,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and 8,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

Background

We changed our corporate domicile to California in June 2012, at which time we had a total of approximately 7.3 billion shares of Common Stock outstanding, calculated on a fully diluted, as-converted basis (and without regard to our subsequent reverse stock split), which number reflects the assumed conversion of all outstanding shares of our convertible preferred stock, without regard to the beneficial ownership conversion limit of 9.999% that applies to our convertible preferred stock (the “Beneficial Ownership Conversion Limit”).

In September 2013, the Company issued shares of common stock and convertible preferred stock in exchange for approximately $10 million (the “2013 Financing”). In connection with the 2013 Financing, the Company successfully restructured its then existing convertible preferred stock and outstanding stock compensation grants to reduce the overall outstanding share count of the Company (the “2013 Restructuring”). As a result of the 2013 Financing and 2013 Restructuring, the Company had approximately 871 million shares of Common Stock outstanding on a fully diluted, as-converted basis. In January 2014, in connection with a planned listing of our Common Stock on the Nasdaq Capital Market, we implemented a one-for-fifty reverse stock split of our outstanding Common Stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each fifty shares of the Company’s Common Stock issued and outstanding immediately prior to the effective time of the Reverse Stock Split (including the shares of Common Stock underlying the Company’s convertible preferred stock) were automatically combined into and became one share of the Company’s Common Stock. The Reverse Stock Split did not, however, have any effect on the total authorized shares of Common Stock. Immediately following the Reverse Stock Split, we had approximately 17.5 million shares of Common Stock outstanding, calculated on a fully diluted, as-converted basis, which assumes the conversion of all outstanding shares of our convertible preferred stock, without regard to the Beneficial Ownership Conversion Limit. As a result of the 2013 Restructuring and the Reverse Stock Split, we now need fewer authorized shares of Common Stock to fully honor the potential conversion obligations under our outstanding convertible preferred stock, as well as to meet our projected capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration. Accordingly, we are seeking to reduce our authorized shares of Common Stock to 100 million shares, which will bring our capital structure better in line with peer companies. Even with this reduced number of authorized shares, we expect that we will have a sufficient number of authorized but unissued shares to allow us to honor conversions of our preferred stock and, for at least the next several years, to continue to issue additional shares of Common Stock: (i) to raise additional capital, as necessary; (ii) as part of our equity-based compensation programs; and (iii) in connection with strategic transactions, including acquisitions of complementary products and technologies.

Appraisal Rights

No shareholder will be entitled to exercise appraisal rights or dissenter’s rights in connection with this proposal.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless shareholders specify otherwise in their proxies.

Vote Required

Because this proposal requires an amendment to the Company’s Articles of Incorporation, a majority of the issued and outstanding Common Stock as of the Record Date must vote in favor of this proposal. As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL NO. 4: INCREASE IN SIZE OF BOARD OF DIRECTORS

Proposal

Our Articles of Incorporation currently authorize a Board with a size in the range of three to five directors. If approved, this proposal would amend our Articles of Incorporation to increase the size of this range to four to seven directors, thereby allowing us to have a Board of up to seven members.

If this Proposal No. 4 is approved, Article V(a) of our Articles of Incorporation will be amended and restated in its entirety to read as follows:

ARTICLE V - BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than four and not more than seven, each of whom shall be a natural person. All elections of directors shall be determined by a plurality of the votes cast. The number of directors initially shall be five. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Newly-created directorships shall be filled exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual, regular or special meeting of the shareholders.

Background

In connection with our change in domicile, we established a Board size in the range of three to five directors. Under California law, a corporation may allow the directors to establish the exact size of the Board within a stated range, provided that: (i) the shareholders approve the range; and (ii) the high-end of the range is no more than two times the low end, minus one. For example, if we had a low-end of the range of four directors, then the high end could be no more than seven directors (i.e., two times four, minus one).

In anticipation of our relisting on the Nasdaq Capital Market, we increased the size of our Board and we expect to further increase the size of our Board in the future, including with the addition of Mr. Tang, if this proposal is approved. The additional directors are expected to be added to better allow independent directors to devote the necessary time to serve on Board committees, such as our Audit, Compensation and Nominating and Corporate Governance Committees, as well as to provide the Company with the benefit of the expertise and experience of additional directors. Other than Mr. Tang, who is identified above as a Director Nominee, we presently do not have any candidates designated to occupy the additional Board seats, if this Proposal No. 4 is approved.

Appraisal Rights

No shareholder will be entitled to exercise appraisal rights or dissenter’s rights in connection with this proposal.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless shareholders specify otherwise in their proxies.

Vote Required

Because this proposal requires an amendment to the Company’s Articles of Incorporation, a majority of the issued and outstanding Common Stock as of the Record Date must vote in favor of this proposal. As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL 5: Amendment to the Company’s 2013 Equity Incentive Plan

The current number of shares of our Common Stock that may be issued pursuant to awards under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) is 440,441 shares, subject to an annual “evergreen” increase with a maximum of 871,428 shares. As of the Record Date, equity awards covering a total of approximately 376,696 shares were outstanding under the 2013 Plan. Accordingly, only 63,745 shares remained available for new grants under the 2013 Plan as of the Record Date.

We use the 2013 Plan to provide meaningful equity incentives to recruit, retain and reward qualified employees, consultants and directors of appropriate experience and stature. By increasing stock ownership, we hope to align the interests of qualified employees, consultants and directors with the interests of our shareholders. Our Board has unanimously approved, subject to shareholder approval, an amendment to the 2013 Plan to increase the number of shares authorized for issuance under the 2013 Plan to a total of 1,100,000 shares, while simultaneously eliminating the evergreen feature of the 2013 Plan. If this Proposal No. 5 is approved, the text of Section 4(a) of the 2013 Plan, which sets for the authorized share reserve under the plan, will be amended and restated to read as follows:

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered upon satisfaction of Awards under the Plan shall be 1,100,000 shares of Stock (the “Reserve”). The limits set forth in this Section 4(a) shall be construed to comply with Section 422. Without limiting the generality of the foregoing, no more than 1,100,000 shares of Stock may be issued in satisfaction of the exercise or surrender of ISOs granted under the Plan. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

Existing Equity Plan Information

The following table includes aggregated information regarding awards outstanding under our 2013 Plan, the number of shares available for future awards under our 2013 Plan as of the Record Date, and the proposed number of shares issuable under the 2013 Plan:

	Number of shares	As a percentage of stock outstanding
Outstanding stock options	373,900	3.80%
Outstanding restricted stock units	—	—%
Other outstanding equity awards	2,796	0.03%
Total shares subject to outstanding awards as of Record Date	376,696	3.83%
Total shares available for future awards as of Record Date under 2013 Plan (1)	63,745	0.65%
Proposed shares available for future awards under 2013 Plan	723,304	7.35%

(1)	We will no longer be able increase the share pool under our 2013 Plan pursuant to the annual evergreen feature following shareholder approval of this proposal, as such provision will be removed.

Certain information with respect to all of our equity compensation plans in effect as of December 31, 2013 is provided under the heading “Equity Compensation Plan Information.”

Reasons for Seeking Shareholder Approval

The Board believes that equity-based compensation is a critical part of the Company’s compensation program. Shareholder approval of the amendment to increase the shares available under 2013 Plan would allow us to continue to attract and retain directors, executives, other employees and consultants with equity incentives. In fiscal 2012 and 2013, the Company made equity awards under its existing equity incentive plans totaling 12,165,865 shares (of which 12,052,110 were canceled in connection with the 2013 Restructuring), and 1,830,853 shares, respectively. No equity awards were granted in fiscal 2011. The Company estimates that the availability of approximately 723,304 additional shares for future awards would provide a sufficient number of shares to enable the Company to continue to make awards for the next one to two fiscal years, depending on clinical development programs, related personnel growth and the amount, timing and financial terms of fundraising activity, which may impact overall dilution.

General Provisions of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan. The summary below is qualified in its entirety by the terms of the 2013 Plan, as proposed to be amended, a copy of which is attached hereto as Appendix A and is incorporated by reference herein.

Purpose. The purpose of the 2013 Plan is to advance our and our shareholders’ interests by providing eligible persons with financial incentives to promote the success of our business objectives, by increasing eligible persons’ proprietary interest in us and by giving us a means to attract and retain employees, directors and consultants of appropriate experience and stature.

Administration, Amendment and Termination. The 2013 Plan will be administered by the Board (the “Administrator”), except that the Board may delegate: (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation. The Administrator will have the authority: (i) to interpret the 2013 Plan; (ii) determine, modify or waive the terms and conditions of any award granted under the 2013 Plan; (iii) prescribe forms, rules and procedures; and (iv) otherwise do all things necessary to carry out the purposes of the 2013 Plan.

The Administrator, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The Administrator may modify the terms and conditions of an award, which shall require the consent of the recipient of such award if the modification will adversely affect the recipient’s rights under the award. However, outstanding options may not be re-priced without shareholder approval.

Eligibility. The Administrator will select participants from among those key employees and directors of, and consultants and advisors to, the Company or its affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Currently, there are approximately ten employees, four non-employee directors of the Company, and four additional consultants who are eligible to participate in the 2013 Plan. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect (the “Internal Revenue Code”).

Securities Subject to the 2013 Plan. The initial number of shares of our Common Stock that may be issued and outstanding or subject to outstanding awards granted under the 2013 Plan was initially set at 429,201 shares of Common Stock, subject to an annual evergreen increase. If this proposal is approved, the evergreen provision will be eliminated and the share reserve will be fixed at 1,100,000 shares. Shares of Common Stock subject to unexercised portions of any award that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an award that we reacquire pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the 2013 Plan. The shares to be issued under the 2013 Plan will be made available either from authorized but unissued shares of our Common Stock or from previously issued shares of our Common Stock that we reacquire, including shares purchased on the open market.

Adjustments. The number and kind of shares of Common Stock or other securities available under the 2013 Plan in general, as well as the number and kind of shares of Common Stock or other securities subject to outstanding awards and the price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions.

Section 162(m) of the Internal Revenue Code Limitations. In general, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount of compensation that we may deduct in any tax year with respect to our Chief Executive Officer and each of our other three most highly compensated officers (excluding a Chief Financial Officer), including any compensation relating to an award granted under the 2013 Plan. The 2013 Plan is designed to allow us to grant awards that are not subject to the $1 million limit imposed by Section 162(m). The maximum number of shares subject to awards that may be granted to any person in any calendar year and the maximum number of shares of stock subject to SARs granted to any person in any calendar year will each be equal to one half of the Reserve. The maximum amount payable to any person in any year under cash awards will be $250,000. Furthermore, if Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely upon an increase in the value of the underlying shares of our Common Stock after the date of grant or award, the Administrator is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal. The 2013 Plan defines a pre-established objective performance goal to include one or more of the following performance criteria: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; operating or gross margin; operating income; net income (before or after taxes); net operating income; net operating income after tax; pre-and after-tax income; pre-tax profit; cash flow, determined in the aggregate or on a per share basis); operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of expense or working capital levels; economic value added (or an equivalent metric); debt reduction; implementation or completion of projects or processes; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing’s; and any other similar performance criteria.

Non-Assignability of Awards. Awards are generally not transferable by a recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.

Shareholder Rights. No recipient or permitted transferee of an award under the 2013 Plan will have any rights as a shareholder with respect to any shares issuable or issued in connection with the award until we receive all amounts payable in connection with exercise of the award and performance by the recipient of all obligations under such award.

Award Types

Stock Options. Stock options granted under the 2013 Plan may be incentive stock options (“ISOs”), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or nonqualified stock options (“NSOs”), which do not so qualify.

The exercise price (or the base value from which appreciation is to be measured) of each award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the stock subject to the award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. To the extent the Company has a class of securities listed for trading on the Nasdaq Capital Market, no award, once granted, may be re-priced other than in accordance with the applicable shareholder approval requirements of the Nasdaq Capital Market. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

Where the exercise of an award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible: (i) through the delivery of unrestricted shares of stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe; (ii) through a broker-assisted exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

Options granted under the 2013 Plan vest, become exercisable and terminate as determined by the Administrator. All options granted under the 2013 Plan may be exercised at any time after they vest and before their expiration date or earlier termination; provided that no option may be exercised more than 10 years after the date of its grant; and provided further that the exercise period may be less than 10 years if required by the Internal Revenue Code. In the absence of a specific written agreement to the contrary, and in each case subject to earlier termination on the option’s original expiration date, options will generally terminate: three months after termination of the recipient’s employment with us; 12 months after death; and, immediately with respect to termination of employment for reasons which case discredit on the participant as to justify immediate termination. Notwithstanding the foregoing, however, the Administrator may designate shorter or longer periods after termination of employment to exercise any option if provided for in the instrument evidencing the grant of the options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the Administrator may accelerate the vesting of any or all options that had not become exercisable on or prior to the date of such termination.

Other Awards. In addition to options, the Administrator may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), unrestricted stock, stock units, including restricted stock units, and other awards that are convertible into or otherwise based on stock. Performance awards entitle the recipient to a payment in cash or shares of our Common Stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the Administrator to recipients who may not transfer the restricted shares until the restrictions are removed or expire. The Administrator may also approve stock payments of our Common Stock to any eligible person and may also grant Common Stock or other awards to recipients of options, SARs or other awards denominated in shares of Common Stock. For all such awards, the Administrator will generally determine the relevant criteria, terms and restrictions.

Certain Material U.S. Federal Income Tax Considerations

The following summary of certain federal income tax considerations with respect to the receipt and exercise of awards granted by us is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax considerations regarding the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2013 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all considerations arising with respect to the grant or exercise of awards and the disposition of any acquired shares.

Incentive Stock Options. Except as discussed below, a recipient of an ISO generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).

If the recipient of the ISO sells the shares acquired upon the exercise of the option at any time within one year after the date we issue such shares to the recipient or within two years after the date we grant the ISO to the recipient, then:

•
if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the ISO, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the ISO; or

•
if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the ISO, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the ISO over the sales price of the shares.

If the recipient sells shares acquired upon exercise of an ISO at any time after the recipient has held the shares for at least one year after the date we issue such shares to the recipient pursuant to the recipient’s exercise of the ISO and at least two years after the date we grant the recipient the ISO, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the ISO.

The amount by which the fair market value of shares the recipient acquires upon exercise of an ISO (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the ISO will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise.

In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above, and therefore solely recognizes capital gain upon the sale of such shares, we will not be entitled to any deduction.

Nonqualified Stock Options. The grant of a NSO to a recipient is generally not a taxable event for the recipient. Upon the exercise of a NSO, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the NSO. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.

Stock Appreciation Rights. Generally, the holder of a SAR will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) pursuant to the SAR on the date the holder receives payment. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

Stock Purchase Rights - Restricted Stock. Under the 2013 Plan, we are authorized to grant rights to purchase shares of restricted Common Stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is made within 30 calendar days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits (as a result of a repurchase) restricted stock with respect to which an election under Section 83(b) of the Internal Revenue Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.

Other Awards. In addition to the awards described above, the 2013 Plan authorizes certain other types of awards that may include payments in cash, our Common Stock or a combination of cash and our Common Stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2013 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that, at the time of receipt by a participant, is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Internal Revenue Code generally will be taxed under the rules applicable to restricted stock as described above.

Withholding. In the event that an optionee or other recipient of an award under the 2013 Plan is our employee, we generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2013 Plan.

Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2013 Plan may provide for accelerated vesting in connection with a change in control. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment.

We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to our Chief Executive Officer and each of our other three most highly compensated officers (other than our Chief Financial Officer) may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2013 Plan may be included in the compensation subject to such deduction limitation.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the 2013 Plan. The Administrator has the discretion to determine which eligible persons will receive awards under the 2013 Plan. As a result, future participation in the 2013 Plan by executive officers, directors and other employees is not determinable.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless shareholders specify otherwise in their proxies.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting, but could prevent the approval of this proposal because they do not count as affirmative votes.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of five members. Four of our directors, including Laura Douglas, Craig Johnson, Robert Rosen and Said Zarrabian, are independent within the meaning of the listing standards of the Nasdaq Capital Market. If elected to the Board, it is currently expected that Kevin Tang would also be independent within the meaning of the listing standards of the Nasdaq Capital Market.

During the fiscal year ended December 31, 2013, the Board held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which he or she has been a director; and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

Our Board has three standing committees: an audit committee; a compensation committee; and a corporate governance and nominating committee. All committee members have been previously determined by our Board to be “independent.” The committees operate under written charters that are available for viewing on our website at www.ljpc.com, then “Investor Relations.”

Audit Committee. It is the responsibility of the audit committee to oversee our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the audit committee include: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The audit committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to all of our employees and to the independent auditor. The audit committee also has the ability to retain, at our expense and without further approval of the Board, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties. Craig Johnson is the chair of the audit committee and is deemed to be an “audit committee financial expert.” Laura Douglass and Saiid Zarrabian also sit on the audit committee. Each member of the audit committee meets the requirements for independence under the listing standards of the Nasdaq Capital Market and the SEC rules and regulations, as well as meeting the requirements for financial literacy and sophistication under the applicable listing standards.

Compensation Committee. It is the responsibility of the compensation committee to assist the Board in discharging the Board's responsibilities regarding the compensation of our employees and directors. The specific duties of the compensation committee include: making recommendations to the Board regarding the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; recommending compensation levels to the Board based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board regarding our overall compensation structure, policies and programs; and reviewing the Company’s compensation disclosures. Additional information regarding the processes and procedures of the compensation committee is provided below under the caption “Executive Compensation.” Saiid Zarrabian is the chair of the compensation committee and Laura Douglass and Craig Johnson sit on the compensation committee as well. Each member of the compensation committee meets the requirements for independence under the listing standards of the Nasdaq Capital Market and the SEC rules and regulations.

Corporate Governance and Nominating Committee. It is the responsibility of the corporate governance and nominating committee to assist the Board: to identify qualified individuals to become Board members; to determine the composition of the Board and its committees; and to monitor and assess the effectiveness of the Board and its committees. The specific duties of the corporate governance and nominating committee include: identifying, screening and recommending to the Board candidates for election to the Board; reviewing director candidates recommended by our shareholders; assisting in attracting qualified director candidates to serve on the Board; monitoring the independence of current directors and nominees; and monitoring and assessing the relationship between the Board and our management with respect to the Board’s ability to function independently of management. Laura Douglass is the chair of the corporate governance and nominating committee and Craig Johnson and Saiid Zarrabian sit on the corporate governance and nominating committee as well. Each member of the corporate governance and nominating committee meets the requirements for independence under the listing standards of the Nasdaq Capital Market and the SEC rules and regulations.

Board Leadership Structure

We believe that the structure of our Board and its committees provides strong overall management of the Company and that increasing the size of the Board, as proposed, will further strengthen management of the Company. The roles of Chairman of the Board and Chief Executive Officer are separate, which the Board has determined is the most appropriate leadership structure for the Company, taking into account numerous factors, including historical practice, the Board’s assessment of the Company’s leadership and the Company’s current and anticipated needs.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. The Corporate Governance Guidelines are available for viewing on our website at www.ljpc.com, then “Investor Relations.”

Code of Conduct

We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our Board has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code. Our code of conduct is available for viewing on our website at www.ljpc.com, then “Investor Relations.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a current report on Form 8-K in accordance with applicable rules and regulations.

Communications with the Board of Directors

Our shareholders may communicate with our Board, or a particular director, by sending a letter addressed to the Board, or a particular director, to: c/o Corporate Secretary, La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California, 92122. All communications will be compiled by our Corporate Secretary and forwarded to the Board or the director accordingly.

Director Nominations

Our corporate governance and nominating committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the corporate governance and nominating committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the corporate governance and nominating committee through current directors, professional search firms, shareholders or other persons. Once the corporate governance and nominating committee has identified a prospective nominee, the corporate governance and nominating committee will evaluate the prospective nominee in the context of the then current constitution of the Board and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective Board. The corporate governance and nominating committee seeks to identify nominees who possess a wide range of experience, skills, and areas of expertise, knowledge and business judgment. Our corporate governance and nominating committee thus considers a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin, but also includes diversity of experience and skills. We have no formal policy regarding board diversity. Our corporate governance and nominating committee's priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The corporate governance and nominating committee does not evaluate shareholder nominees differently than any other nominee.

Pursuant to procedures set forth in our Bylaws, our corporate governance and nominating committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely, the notice must be received within the time frame discussed in our Bylaws. To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. A copy of our Bylaws will be provided upon written request to our Corporate Secretary.

Director Attendance at Annual Meetings

Our Board has adopted a policy that encourages our directors to attend our annual shareholder meetings. We held our annual shareholder meeting for the calendar year ended December 31, 2013 on June 6, 2013, and both George Tidmarsh, M.D., Ph.D., and Saiid Zarrabian, the two directors on the Board at that time, were present.

Report of the Audit Committee

The audit committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditor the auditor’s independence, including Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The audit committee discussed with our independent auditor the overall scope and plan for its audit. The audit committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based upon the reviews and discussions referred to above, the audit committee recommended that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. This report is provided by the following directors, who comprise of our directors who perform the functions of the audit committee:

Craig Johnson, Chair of Audit Committee
Laura Douglass
Saiid Zarrabian

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose any late filings during the fiscal year ended December 31, 2013. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2013, all of these reports were timely filed except for a Form 4 filed by Dr. Tidmarsh on October 11, 2013, a Form 4 filed by Mr. Zarrabian on each of October 11, 2013 and November 26, 2013, a Form 4 filed by Laura Douglass on November 26, 2013 and a Form 4 filed by Craig Johnson on November 26, 2013.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees agreed to by the Company for the annual audit for the fiscal year ended December 31, 2013 and 2012, and all other fees paid by us for services rendered by Squar, Milner during 2013 and 2012, as well as the aggregate fees agreed to by the Company for audit related fees and services rendered by BDO during 2013 and 2012:

	2013	2012
Audit Fees - Squar Milner	$66,500	$41,000
Audit Fees - BDO	—	36,000
Audit Related Fees - Squar Milner	22,560	—
Audit Related Fees - BDO	20,000	11,000
Tax Fees - Squar Milner	5,800	5,000
Tax Fees - BDO	—	—
Total	$114,860	$93,000

BDO was our independent registered public accounting firm through January 8, 2013, at which time Squar, Milner was appointed as our new independent registered public accounting firm.

Audit Fees. The fees identified under this caption were for professional services rendered by Squar, Milner for the audit of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by Squar, Milner and BDO for the review of the financial statements included in our quarterly reports on Forms 10-Q. In addition, the amounts include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified.

Audit Related Fees. Audit related fees in 2013 consist of an aggregate of $22,560 in fees paid to Squar, Milner in connection with their consent on the Company's registration statements on Forms S-1 and S-8 filed during 2013 and $20,000 in fees paid to BDO in connection with their consent on the Company's registration statements on Forms S-1 and S-8 filed during 2013 and incorporating financial statements from BDO's 2011 audit. Audit related fees in 2012 consist of an aggregate of $11,000 in fees paid to BDO in connection with their consent and the transition of the audit engagement to Squar Milner.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

Pre-approval Policy. Our audit committee approves in advance all services provided by our independent registered public accounting firms. All engagements of our independent registered public accounting firm for 2013 and 2012 were pre-approved by the audit committee.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and key employees and their ages as of the Record Date are set forth below.

Name	Age	Position
George Tidmarsh, M.D., Ph.D.	54	President, Chief Executive Officer, Secretary and Director
James Rolke	45	Senior Director of Research and Development
Chester Zygmont, III	34	Senior Director of Finance

The biography for Dr. Tidmarsh is set forth above under Proposal No. 1. Biographies of our other key employees appear below.

James Rolke has been our Senior Director of Research and Development since February 2012. Mr. Rolke has twenty years of experience in the biotechnology industry and particular expertise in the development of polymer- and polysaccharide-based drugs and products. Prior to joining the Company, Mr. Rolke held several key positions, including Chief Technology Officer at Pluromed Inc. (acquired by Sanofi) from 2009 to February 2012, Director of Operations at Prospect Therapeutics, Inc., Associate Director of Pharmaceutical Development at Mersana Therapeutics, Inc., Manager of Process Development at GlycoGenesys, Inc., Principal Scientist at Surgical Sealants, Inc., Scientist at GelTex, Inc., and Associate Scientist at Alpha-Beta Technology, Inc. Mr. Rolke received his Bachelor’s degree in chemistry from Keene State College.

Chester S. Zygmont, III has been our Senior Director of Finance since January 2013 and previously served in that role as a consultant for the Company starting in June 2012. Mr. Zygmont brings 11 years of experience in finance, with a wide range of industry applications, to the Company. Previously, Mr. Zygmont served as Managing Director at Z3 Capital, LLC from March 2009 to June 2012. Z3 Capital, LLC is a privately held investment firm focused on investment acquisition and venture funding of startup real estate, medical device and biotechnology companies. Mr. Zygmont also served as vice president at Symmetry Advisors, Inc. a private equity leveraged buyout firm. While at Symmetry, he managed finance for its public sector fund, was a key team member on a $600 million buyout of a portfolio company, and subsequently led the restructuring of its manufacturing division. Mr. Zygmont earned his M.S. in Finance from Baruch College Zicklin School of Business and his B.A. from Eastern University.

EXECUTIVE COMPENSATION

Equity Compensation

Under the 2013 Plan, the Board may grant stock options, restricted stock, stock appreciation rights and performance awards. In granting these awards, the Board may establish any conditions or restrictions it deems appropriate. The grant of options is unrelated to any anticipated major announcements made by the Company and is thus not influenced by any material, non-public information that may exist at the time of grant. Additionally, the Board may periodically authorize the issuance of equity awards outside of existing shareholder-approved equity plans, as described below under the caption “Employment Agreements.”

In April of 2013, Dr. Tidmarsh was granted 16,000 shares of restricted stock that vested immediately. The shares of restricted stock were granted outside of the 2013 Plan, but were governed in all aspects by the 2013 Plan.

On September 24, 2013, in connection with the 2013 Financing and the 2013 Restructuring, Dr. Tidmarsh was granted 1,327,048 shares of restricted stock that vest as follows: (i) 1/14 vesting January 20, 2015; (ii) 1/14 vesting January 20, 2016; (iii) 2/7 vesting on the earlier of the Company’s first drug approval or the trading day following the Company’s Common Stock trading for 20 consecutive trading days at or above $10.50 per share; (iv) 1/7 vesting on the trading day following the Company’s Common Stock trading for 20 consecutive days at or above $7.00 per share; (v) 1/7 vesting on the trading day following the Company’s Common Stock trading for 20 consecutive days at or above $12.50 per share; (vi) 1/7 vesting on the trading day following Company’s Common Stock trading for 20 consecutive days at or above $15.00 per share; and (vii) 1/7 vesting on the trading day following the Company’s Common Stock trading for 20 consecutive days at or above $17.50 per share. In the event of an involuntary termination or change of control, the shares shall fully vest and become exercisable. Any unvested shares will be forfeited if vesting conditions are not satisfied within 7 years from the date of grant. The shares of restricted stock were granted as a replacement of the option that was granted in April 2012, which was equal to 7.5% of our fully diluted, as-converted shares of Common Stock outstanding at such time. On July 22, 2014, the vesting conditions were amended with respect to the tranches numbering (iii), (v), (vi) and (vii) to add a time-based service element so that the awards will vest no sooner than January 1, 2016.

Employment Agreements

The Company entered into an employment agreement with Dr. Tidmarsh on January 19, 2012. The annual base salary was $240,000 for the first year of employment with the Company and was increased to $420,000 on the one-year anniversary of the employment start date. In addition, an option to purchase the number of shares of Common Stock equal to 7.5% of the Company’s fully diluted, as-converted shares of Common Stock was awarded (the “First Option”), subject to the terms and conditions of any applicable award agreements and other restrictions and limitations generally applicable to Common Stock or equity awards held by Company executives or otherwise imposed by law. Subject to applicable terms and conditions, the First Option was to vest with respect to 25% of the underlying shares on the one-year anniversary of the employment start date, with the remainder vesting monthly, in equal monthly installments, over the three years thereafter. The First Option was exercisable at a price equal to $3.00 per share of Common Stock. The First option was canceled on September 24, 2013 as part of the 2013 Financing and the 2013 Restructuring. As a replacement for the First Option, Dr. Tidmarsh received shares of restricted stock as described in the preceding paragraph.

Summary Compensation Table

Name and Principal Position	Year	Salary	Option Awards (1)	Stock Awards (1)	All Other Compensation	Total
George Tidmarsh, M.D., Ph.D. President and Chief Executive Officer	2013	$420,000	$—	$64,000	$—	$484,000
	2012	$226,462	$30,347,572	$70,826	$—	$30,574,034

(1)
This column reflects the aggregate grant date fair value of equity awards granted in 2012 or 2013 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in this report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The restricted stock grant issued in September 2013 was awarded in connection with the surrender and termination of the First Option at the time of the 2013 Financing and the 2013 Restructuring.  Accordingly, the restricted stock grant was treated as a modification of the First Option under FASB ASC 718.

Outstanding Equity Awards at 2013 Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
George Tidmarsh, M.D., Ph.D.	—	—	—	—	1,137,469	$8,815,385	(1)

(1)		Market value based on the closing stock price as of the close on December 31, 2013.

Director Compensation Table

Below is a summary of the compensation paid to our non-employee directors in 2013. Mr. Rosen is not listed in the table below as he did not serve as a director for any part of 2013. Compensation for our non-employee directors is set with reference to a peer group of biotechnology companies, with the goal of compensating our directors at or near the 50th percentile of peer compensation.

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awarded (1)	Total
Saiid Zarrabian	$52,000	$24,000	$107,929	$183,929
Craig Johnson	$12,500	$—	$107,929	$120,429
Laura Douglass	$12,500	$—	$107,929	$120,429

(1)
This column reflects the aggregate grant date fair value of equity awards granted in 2013 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in this report.

Director Compensation

Retainers and Fees. Directors who are also our employees receive no extra compensation for their service on the Board. In 2013, our non-employee directors received an annual fee of $50,000, which is paid quarterly. In addition during the fourth quarter of 2013 the Board determined it would pay the Chairman an additional $8,000 per year for services as Chairman of the Board. In 2013, our Chairman received $2,000 for his services as Chairman.

Option Grants under the 2013 Plan. Each of our non-employee directors is eligible to automatically receive, upon becoming a non-employee director, a one-time grant of a non-qualified stock option under the 2013 Plan in an amount to be determined by the Board at an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. These non-employee director options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director remains a non-employee director for the entire period from the date of grant to such date. There were two such awards were made in fiscal 2013. Upon re-election to our Board, each non-employee director automatically receives a grant of an additional non-qualified stock option in an amount to be determined by the Board. These additional non-employee director options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of shareholders next following the grant date; provided that the director remains a director for the entire period from the grant date to such earlier date. The exercise price for these additional non-employee director options is the fair market value of our Common Stock on the date of their grant. All outstanding non-employee director options vest in full immediately prior to any change in control. One annual grant was made in 2013. Each non-employee director is also eligible to receive additional options under the 2013 Plan in the discretion of the Board. These options vest and become exercisable pursuant to the 2013 Plan and the terms of the option grant.

Certain Relationships and Related-Party Transactions

No director or executive officer, nor any beneficial holder of more than five percent of our outstanding capital stock, nor any immediate family member of the foregoing, had any material interest, direct or indirect, in any reportable transaction with us during the 2013 fiscal year, or any reportable business relationship with us during such time.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013, with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	54,000	(1)	$6.00	375,201	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	54,000		$6.00	375,201

(1)			Outstanding options to purchase shares of our Common Stock under the 2013 Plan.
(2)			Does not give effect to either: (a) the evergreen increase under the 2013 Plan that was implemented in January 2014, or (b) subsequent awards made under the equity plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, based on information available to us and filings with the SEC by:

•	Each of our directors and director nominees;

•	Each of our “named executive officers” as defined by SEC rules;

•	All of our current directors and executive officers as a group; and

•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock.

Beneficial ownership of Common Stock and percentage ownership of our Common Stock are determined in accordance with the rules of the SEC, and include voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Common Stock issuable under stock options and convertible preferred stock that are exercisable or convertible, within 60 days of the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or convertible preferred stock, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over his, her or its shares of Common Stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of Common Stock is based on 9,838,298 shares of Common Stock outstanding as of the Record Date. Unless otherwise noted below, the address of each person listed on the table is c/o La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122.

Name and Address	Shares of Common Stock Owned(1)	Shares with Right to Acquire within 60 days	Total Beneficial Ownership	Percentage of Common Stock
Greater than 5% Shareholders
Baker Bros. Advisors LP (2)	343,361	711,514	1,054,875	9.99%
RTW Investments, LLC (3)	780,547	225,757	1,006,304	9.99%
Tang Capital Partners, LP (4)	939,061	2,029	941,090	9.56%
Boxer Capital, LLC (5)	793,561	152,974	946,535	9.47%
Franklin Resources, Inc. (6)	920,400	—	920,400	9.36%

Directors, Director Nominees and Executive Officers
George Tidmarsh, M.D., Ph.D.	1,411,086	—	1,411,086	14.34%
Saiid Zarrabian	109,231	—	109,231	1.11%
Laura Douglass	—	—	—	—%
Craig Johnson	—	—	—	—%
Robert Rosen	—	—	—	—%
Kevin Tang (4)	981,905	2,029	983,934	9.99%
All current Directors and Executive Officers as a group	1,520,317	—	1,520,317	15.45%

(1)
Shares of Common Stock Owned are based upon the Company’s review of Statement of Beneficial Ownership Filings on Schedule 13G and 13G/A, unless otherwise indicated. Shares of Common Stock Owned can vary since the date of such filings.

(2)
Based upon a Schedule 13G filed with the SEC on February 14, 2014. The Schedule 13F was filed jointly by the Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker, with respect to shares held by Baker Brothers Life Sciences, L.P. (“Life Sciences”), 14159, L.P. (“14159”), and 667, L.P. (“667”, and together with Life Sciences and 14159, the “Funds”). Pursuant to the amended and restated management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The Adviser GP, and Felix J. Baker and Julian C. Baker as principals of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Issuer directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The address of the foregoing entities and persons is 667 Madison Avenue, 21st Floor,
New York, NY 10065.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2014 and information recently provided to the Company. The Schedule 13G/A was jointly filed by RTW Investments, LLC, RTW Master Fund, Ltd. and Roderick Wong. The address of the foregoing entities and person is 1350 Avenue of the Americas, 28th Floor, New York, NY 10019.

(4)
Based upon a Schedule 13G/A filed with the SEC on January 16, 2014 and information recently provided to the Company. The Schedule 13G/A was jointly filed by Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin Tang. Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin Tang. The shares of Common Stock owned and beneficially owned by Mr. Tang include shares of Common Stock owned by Tang Capital Partners, LP, and other shares of Common Stock for which Mr. Tang shares voting and/or dispositive power. Mr. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein. The address of the foregoing entities and person is 4747 Executive Drive, Suite 510, San Diego, CA 92121. Mr. Tang has been nominated for election as a director at the Annual Meeting.

(5)
Based upon a Schedule 13G/A filed with the SEC on February 12, 2014 and information recently provided to the Company. The Schedule 13G/A was jointly filed by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joseph Lewis, and MVA Investors, LLC (“MVA”) (together with Boxer Capital and Boxer Management, and Joseph Lewis, the “Reporting Persons”). Boxer Management is the managing member and majority owner of Boxer Capital. Joseph Lewis is the sole indirect owner and controls Boxer Management. MVA is the independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital. As such, MVA is not controlled by Boxer Capital, Boxer Management and Joseph Lewis. The principal business address of both Boxer Capital and MVA is: 440 Stevens Avenue, Suite 100, Solana Beach, CA 92075. The principal business address of both Boxer Management and Joseph Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.

(6)
Based upon a Schedule 13G filed with the SEC on April 10, 2014. The Schedule 13G was filed jointly by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. The address of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

OTHER INFORMATION

Other Business

We know of no other business to be presented at the Annual Meeting. If any other business were to properly come before the Annual Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

Shareholder Proposals

Shareholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2015 Annual Meeting of Shareholders, including nominees for directors, must cause their proposals to be received in writing by our Secretary at the address set forth on the first page of this proxy statement no later than March 31, 2015, provided that if the Company moves the date of the 2015 Annual Meeting of Shareholders by more than 30 days from the anniversary date of the 2014 Annual Meeting of Shareholders, then the deadline for submission of proposals will be a “reasonable time” before the Company begins to print and send its proxy materials for the 2015 Annual Meeting of Shareholders (as defined in Rule 14a-8 under the Securities Exchange Act of 1934). Any proposal should be addressed to our Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any shareholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

Further, our Bylaws require that a shareholder give our Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of shareholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of shareholders is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.

Any notice to our Secretary regarding a shareholder proposal must include, as to each matter the shareholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the shareholder and by any other shareholder known by such shareholder to be supporting such matter on the date of such shareholder notice; and any material interest of the shareholder in such business.

Any notice to our Secretary regarding a nomination for the election of a director must include: the name and address of the shareholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the shareholder; a representation that such shareholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and the consent of each nominee to serve as a director if so elected.

Incorporation by Reference

The report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Householding

The Company may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more Company shareholders. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its shareholders as it reduces the volume of duplicate information received at a shareholder’s house and helps reduce the Company’s expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

Shareholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this proxy statement to any shareholder upon written request to La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122, Attn: George Tidmarsh, or upon oral request by calling (858) 207-4264.

Similarly, shareholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.

Availability of Additional Information

Along with this proxy statement, we have provided each shareholder entitled to vote a copy of our Annual Report on Form 10-K for our year ended December 31, 2013. We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 upon the written or oral request of any shareholder or beneficial owner of our Common Stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122. Telephonic requests should be directed to (858) 207-4264.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at www.ljpc.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George Tidmarsh
George Tidmarsh, M.D., Ph.D. President, Chief Executive Officer and Secretary

July 29, 2014
San Diego, California

Appendix A

2013 Equity Incentive Plan

LA JOLLA PHARMACEUTICAL COMPANY
2013 EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered upon satisfaction of Awards under the Plan shall be 1,100,000 shares of Stock (the “Reserve”). The limits set forth in this Section 4(a) shall be construed to comply with Section 422. Without limiting the generality of the foregoing, no more than 1,100,000 shares of Stock may be issued in satisfaction of the exercise or surrender of ISOs granted under the Plan. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares subject to Awards that may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be equal to one half of the initial Reserve and, commencing on January 1, 2014, one-half of the Reserve as determined as of January 1 of any given year. The maximum amount payable to any person in any year under Cash Awards will be $250,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after September 24, 2023, although previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards, other than ISOs, to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(D) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator, in its sole discretion, determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The delivery, vesting or retention of Stock under an Award is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the shareholders of the Company held in the fifth year following the year in which the shareholders last approved the list of possible performance measures specified in the definition of “Performance Criteria” until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable California law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. To the extent the Company has a class of securities listed for trading on the NASDAQ Stock Market, no Award, once granted, may be re-priced other than in accordance with the applicable shareholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2)).

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive a payment (whether cash, non-cash or a combination of the foregoing) upon consummation, then subject to Section 7(a)(5) the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Other Actions. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, all outstanding Awards requiring exercise will cease to be exercisable and all Awards providing for the future delivery of Stock (including Stock Units and Performance Awards to the extent consisting of Stock Units) shall expire, in each case after such payment or other consideration, if any, as the Administrator deems equitable in the circumstances, as of the effective time of the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5)).

(5) Additional Limitations. Any share of Stock, cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) to take into account distributions to shareholders other than those provided for in Section 7(a) and Section 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is, at the time of delivery, listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12. ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13. GOVERNING LAW

Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of California without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

EXHIBIT A
Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board, except that the Board may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Cash Awards.
(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: La Jolla Pharmaceutical Company, a California corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; operating or gross margin; operating income; net income (before or after taxes); net operating income; net operating income after tax; pre-and after-tax income; pre-tax profit; cash flow, determined in the aggregate or on a per share basis); operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of expense or working capital levels; economic value added (or an equivalent metric); debt reduction; implementation or completion of projects or processes; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: La Jolla Pharmaceutical Company 2013 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

*            *             *

LA JOLLA PHARMACEUTICAL COMPANY
ATTN: GEORGE F. TIDMARSH
4660 LA JOLLA VILLAGE DRIVE
SUITE 1070
SAN DIEGO, CA 92122

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 George Tidmarsh   02 Saiid Zarrabian   03 Laura Douglass   04 Craig Johnson   05 Robert Rosen
06 Kevin Tang

02 0000000000

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000217916_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

LA JOLLA PHARMACEUTICAL COMPANY
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George F. Tidmarsh and Chester S. Zygmont, III to serve as proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of La Jolla Pharmaceutical Company (the "*Company*") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on August 27, 2014 or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 5, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. ABSENT SPECIFIC INSTRUCTIONS TO THE CONTRARY BY THE UNDERSIGNED WITH RESPECT TO CUMULATIVE VOTING, THE PERSON NAMED AS PROXY HEREIN SHALL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY SIGNED AND RETURNED PROXY CARD CUMULATIVELY FOR ALL OR LESS THAN ALL OF SUCH NOMINEES LISTED ON THE REVERSE AND TO ALLOCATE SUCH VOTES BETWEEN SUCH NOMINEES (OTHER THAN NOMINEES FOR WHOM INSTRUCTIONS HAVE BEEN GIVEN TO WITHHOLD AUTHORITY) IN THE MANNER AS THE BOARD OF DIRECTORS SHALL RECOMMEND OR OTHERWISE IN THE PROXY'S DISCRETION.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000217916_2 R1.0.0.51160